Exhibit 3.20

GARDNER DENVER WATER JETTING SYSTEMS, INC.

BUTTERWORTH JETTING SYSTEMS INC.

BY-LAWS

ARTICLE I

OFFICES

Section 1.           PRINCIPAL OFFICE. The principal office of the corporation shall be located at 3721 Lapas Drive, Houston, Texas 77023-6435.

Section 2.           OTHER OFFICES. The corporation may also have offices at such other places both in and outside of the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.           TIME AND PLACE. All meetings of shareholders for any purpose may be held at the time and place within or without the State of Texas as stated in the notice of the meeting or in a duly executed waiver of notice of the meeting.

Section 2.     ANNUAL MEETINGS. Annual meetings of shareholders, commencing with the year 1987, shall be held on the 15th day of March of each year at 10 o’clock A.M., or at such other date and time as shall be designated from time to time by the Board of Directors. If the date set forth in these By-laws falls upon a date other than a business day, then the annual meeting of shareholders shall be held at the same time and place on the next ensuing day which is a business day. At such annual meeting, directors shall be elected and the shareholders shall transact such other business as may properly be brought before the meeting.

Section 3.           SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the holders of not less than one-tenth of all of the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of meeting.

Section 4.         NOTICE OF MEETING OF SHAREHOLDERS. Written or printed notice of each meeting of shareholders, whether annual or special, shall be given to each shareholder entitled to vote at such meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting.

Unless a different period is required by the Texas Business Corporation Act or under the Articles of Incorporation of the corporation or these By-laws, all such notices shall be delivered to each shareholder entitled to such notice not less than ten (10) days nor more than fifty (50) days before the meeting. Any such notice shall be deemed to have been delivered when delivered personally or deposited in the United States mail addressed to the shareholder at such shareholder’s address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

All such notices shall state the place, date and hour of such meeting. In the case of a special meeting, such notice shall also state the purpose or purposes for which the meeting is called. Any proper matter may be presented at an annual meeting of shareholders though not stated in the notice, provided that unless a proposal to be approved by the shareholders relating to the following matters is stated in the notice or a written waiver of notice, as provided in the Texas Business Corporation Act, any such shareholder approval will require unanimous approval of all shareholders entitled to vote at such meeting:

(a)	A proposal to amend the Articles of Incorporation of the corporation;
(b)

A proposal to reduce the stated capital of the corporation in accordance with the Texas Business Corporation Act without amendment of the Articles of Incorporation of the corporation and without cancellation of share;

(c)	A proposal to approve a plan of merger or a plan of consolidation;
(d)

A proposal to sell, lease, exchange or otherwise dispose of all, or substantially all, of the property and assets of the corporation, if such approval of the shareholders is required under Article 5.10 of the Texas Business Corporation Act;

(e)	A proposal to remove any director on the entire Board of Directors;
(f)	A proposal to windup and dissolve the corporation; and
(g)	A proposal to revoke voluntary dissolution proceedings initiated by the corporation.

Section 5.           QUORUM. The presence in person or by proxy of the holder of a majority of the shares entitled to vote at any meeting shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Articles of Incorporation.

Section 6.         ADJOURNED MEETINGS AND NOTICE THEREOF. If a quorum is not present in person or by proxy at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, have the power to adjourn the meeting from time to time, without any notice other than an announcement at such meeting, until a quorum is present in person or by proxy. At any such adjourned meeting, provided that a quorum of the shareholders as provided in these By-laws is present in person or by proxy, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice of such meeting.

Section 7.            ACTIONS OF THE QUORUM. If a quorum of the shareholders is present at any meeting of the shareholders, the vote of the holders of a majority of the shares entitled to vote at such meeting, present in person or by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by law or by the Articles of Incorporation.

Section 8.       VOTING. Except as otherwise provided in the Articles of Incorporation of the corporation or in any resolution of the Board of Directors setting forth the designation of any series of any preferred or special class of stock of the corporation and fixing and determining the relative rights and preferences thereof, each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact; provided, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided in the proxy to be irrevocable or unless otherwise made irrevocable by law. Unless expressly prohibited by the Articles of Incorporation of the corporation, at all elections for directors every shareholder entitled to vote at such election shall have the right to accumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled, or to distribute the votes on the same principal among as many candidates as such shareholder shall determine. A shareholder who intends to accumulate his votes as provided in these By-laws must give written notice of such intention to the secretary of the corporation on or before the date preceding the election at which such shareholder intends to accumulate his votes. If any shareholder gives the written notice provided for in the preceding sentence, all shareholders may accumulate their votes at such election.

Section 9.           ACTION WITHOUT A MEETING. Any action which is required or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof, and such consent has the same force and effect as an unanimous vote at a meeting, and may be stated as such in any document or articles filed with the Secretary of State of the State of Texas or prepared for any other purpose.

Section 10.         TELEPHONE MEETINGS. Except as may be otherwise restricted by these By-laws or the Article of Incorporation, shareholders may participate in and hold a meeting of such shareholders by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at such a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III

DIRECTORS

Section 1.           POWERS. Subject to the Texas Business Corporation Act and any limitations in the Articles of Incorporation of the corporation relating to action requiring shareholder approval, and subject to the duties of directors as prescribed by these By-laws, the business and affairs of the corporation shall be managed by a Board of Directors.

Section 2.            NUMBER AND QUALIFICATION OF DIRECTORS. The Board of Directors of the corporation on shall consist of one member. None of the members of the Board of Directors must be residents of the State of Texas or shareholders of the corporation.

Section 3.            ELECTION AND TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholder shall elect directors to hold office until the next succeeding annual meeting, except in the case of the classification of directors as permitted under the Texas Business Corporation Act. Unless removed in accordance with the provisions of these By-laws or the Articles of Incorporation of the corporation, each director shall hold office for the term for which such director is elected and until such director’s successor is elected and qualified.

Section 4.         VACANCIES. Vacancies on the Board of Directors (including vacancies created by a removal of a director) may be filled by a majority of the directors then in office, whether or not less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any vacancy in the Board of Directors which exists and must be filled by reason of an increase in the number of directors shall be filled by an election at an annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose.

Section 5.         CHANGES IN NUMBER OF DIRECTORS. The number of directors may be inceased or decreased from time to time by amendment to these By-laws but no decrease shall have the effect of shortening the term of any incumbent director.

Section 6.           REMOVAL OF DIRECTORS. Any director or the entire Board of Directors may be removed, either for or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors taken at any meeting of shareholders duly called and held for such purpose, subject to any other restrictions on removal which may be provided by these By-laws, the Articles of Incorporation of the corporation or by law. If the corporation has cumulative voting and if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there are classes of directors, at an election of the class of directors of which he is a part.

Section 7.           PLACE OF MEETING. Regular or special meetings of the Board of Directors may be held either within or without the State of Texas.

Section 8.           FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting is necessary to the newly elected directors in order to constitute legally the meeting, provided a quorum is present. In the event that the shareholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the directors then elected and serving, such time or place is changed.

Section 9.         REGULAR MEETINGS. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as determined by the Board of Directors.

Section 10.         SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the president and shall be called by the secretary upon the written request of two directors. Notice of the time and place of special meetings shall be delivered personally to each director or by telegraph or sent to the director by mail. In case notice is given by mail or telegram, it shall be sent, charges prepaid, addressed to the director at his address appearing on the corporate records, or if it is not on those records, or is not readily ascertainable, at the place where the meetings of the directors are regularly held. If notice of a special meeting is delivered personally, it shall be delivered to the director at least forty-eight (48) hours piror to the special meeting. If notice is given by telegraph, it shall be delivered to the telegraph office at least forty-eight (48) hours prior to the special meeting. If notice is mailed it shall be deposited in the United States mail at least four (4) days prior to the special meeting. Such mailing, telegraphing or personal delivery as provided for in this Section shall be due, legal and personal notice to such director of such a special meeting.

Section 11.        ATTENDANCE. Attendance of a director at any meeting constitutes a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as amy be otherwise provided by law or by the Articles of Incorporation or by these By-laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice of or any waiver of notice of such meeting.

Section 12.       QUORUM. Unless otherwise specifically provided by law, the Articles of Incorporation of the corporation or these By-laws, at all meetings of the Board of Directors a majority of the number of directors fixed by these By-laws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Articles of Incorporation, or these By-laws. If a quorum is present at any meeting of directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 13.         COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution or in the Articles of Incorporation of the corporation or in these By-laws, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors with respect to:

(a)	amending the Articles of Incorporation of the corporation;
(b)	approving a plan of merger or consolidation;
(c)	recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business;
(d)	recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof;
(e)	amending, altering, or repealing these By-laws or adopting new By-laws for the corporation;

(f)	filling vacancies in the Board of Directors or any such committee;
(g)	electing or removing officers or members of any such committee;
(h)	fixing the compensation of any member of such committee; or
(i)	altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable.

If an executive committee is designated, it shall have the power and authority to declare a dividend and to authorize the issuance of shares of the corporation.

The Board of Directors may describe appropriate rules, not inconsistent with these By-laws, the Articles of Incorporation of the corporation or the law, by which proceedings of any committee shall be conducted. Unless otherwise provided by the Board of Directors, a majority of all the members of any such committee may determine its action and fix the time and place of its meetings. Subject to the restrictions, if any, and these By-laws, the Articles of Incorporation of the corporation, or law, the Board of Directors has power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee or to remove any member thereof. Election or appointment of a member of a committee shall not of itself create contract rights. The designation of such committee and the delegation thereto fo authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 14.         ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee formed by the Board of Directors as provided in these By-laws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as applicable. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Texas or prepared for any other purpose.

Section 15.        TELEPHONE MEETING. Subject to the provisions required or permitted by the Texas Business Corporation Act for notice and meetings, and unless otherwise restricted by these By-laws or the Articles of Incorporation of the corporation, members of the Board of Directors or members of any committee designated by the Board of Directors, including the executive committee, if any, may participate in and hold a meeting of such Board of Directors or such committee by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 16.        COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such services.

Section 17.         PRESENCE AT MEETING. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

NOTICES

Section 1.           DELIVERY OF NOTICES. In the event that notice is required by law, the Articles of Incorporation or these By-laws to be given to any director, any member of any committee designataed by the Board of Directors or to any shareholder, and no provision is made for the delivery of such notice, then any such notices shall be in writing and shall be delivered personally or mailed to the directors, committee member or shareholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by telegram.

Section 2.           WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V

OFFICERS

Section 1.         OFFICERS. The officers of the corporation shall consist of a president, a vice-president, a secretary and a treasurer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, additional vice-presidents, and such other officers, assistance officers and agents as deemed necessary by the Board of Directors. Two or more officers may be held by the same person, except that the offices of president and secretary may not be held by the same person.

Section 2.         ELECTION AND APPOINTMENTS. The president, vice-president, secretary and treasurer of the corporation shall be elected by the Board of Directors. The other officers of the corporation may be elected by or appointed by the Board of Directors.

Section 3.           ELECTION. The Board of Directors shall elect all officers and may appoint or elect assistance, none of whom need be a member of the Board of Directors. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Board deems advisable.

Section 4.            VACANCIES. A vacancy in any office because of death, resignation, removal, or any other cause shall be filled in a manner prescribed in these By-laws for regular appointments or elections to such office.

Section 5.        OFFICERS. Officers other than the president, vice-president, secretary and treasurer and assistance officers and agents appointed in the discretion of the Board of Directors shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by resolution not inconsistent with these By-laws.

Section 6.            SALARIES. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 7.           TERM AND REMOVAL. Each officer of the corporation shall hold office until his successor is elected or appointed and qualifies, or until his death, resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 8.            CHAIRMAN OF THE BOARD. The Board of Directors may, in its discretion, elect a chairman of the board who shall preside at all meetings of the Board of Directors and shall have, exercise and perform any other powers and duties assigned to him by the Board of Directors pursuant to resolutions duly adopted by the Board of Directors or prescribed by these By-laws.

Section 9.           PRESIDENT. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall give effect to all orders and resolutions of the Board of Directors. The president shall preside at all meetings of the shareholders and, in the absence of the chairman of the Board, at all meetings of the Board of Directors.

Section 10.        VICE PRESIDENT. Unless otherwise provided by the Board of Directors, in the absence or disability of the president, the vice-presidents, in order of their seniority, shall perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the Board of Directors may prescribe or as the president may delegate.

Section 11.         SECRETARY. The secretary shall keep or cause to be kept a book of minutes of all meetings and actions by written consent of all directors, shareholders and committees of the Board of Directors. The secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all of the proceedings of the meetings of the Board of Directors and of the shareholders in a minute book kept for that purpose. If requested by a committee of the Board of Directors, the secretary shall attend the meetings of such committee and record all the proceedings of such committee in a minutes book kept for that purpose; provided that the Board of Directors, or the secretary delegated the authority by the Board of Directors, may designate an assistant secretary to attend meetings of any committee of the Board of Directors. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary or of the treasurer.

Section 12.         ASSISTANT SECRETARIES. Any assistant secretary shall perform such duties as are prescribed by these By-laws or as may be assigned to such assistant secretary by the Board of Directors, by the president or by the secretary. The assistant secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. If requested by the Board of Directors, or if the secretary is delegated such authority by the Board of Directors, any assistant secretary shall attend the meetings of any committee of the Board of Directors and record all the proceedings of such committee in a minute book kept for such purpose.

Section 13.        TREASURER. The treasurer shall function as the chief financial officer of the corporation; shall have custody of the funds and securities of the corporation; shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors; shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; and shall report to the president and the Board of directors, at regular meetings, or when the president or Board of Directors so requires, regarding the financial affairs, transactions and condition of the corporation. If required by the Board of Directors, the treasurer shall post a bond in favor of the corporation of such type, character and amount as the Board of Directors may require.

Section 14.         ASSISTANT TREASURERS. Any assistant treasurer shall perform such duties as are prescribed by these By-laws or as may be assigned to such assistant treasurer by the Board of Directors, by the president or by the treasurer. The assistant treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.

ARTICLE VI

SHARE CERTIFICATES AND SHAREHOLDERS

Section 1.           CERTIFICATES FOR SHARES. The shares of the corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

Section 2.           SIGNATURES. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

Section 3.           RESTRICTIONS. Any certificate evidencing shares of the stock of this corporation also shall contain such legend or other statement as may be required by Article 2.22 of the Texas Business Corporation Act, by any agreement between the corporation and the issuees of any shares, and may contain any such other legend or statement as may be required by any applicable law, regulation or agreement.

Section 4.           LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost or destroyed. The Board of Directors, may, as a condition of issuing a new certificate prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against the corporation with respect to any lost or destroyed certificate.

Section 5.          TRANSFERS. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares which certificate is duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the corporation.

Section 6.        CLOSING OF TRANSFER BOOKS. For the purpose of determining those shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed 50 days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this seciton, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 7.            REGISTERED SHAREHOLDERS.  The corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by statute or law.

Section 8.           SHAREHOLDER LIST. The officer or agent having charge of the transfer books for shares shall, at least ten days before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1.           DIVIDEND - PAYMENT. Subject to any restrictions provided by law, the Articles of Incorporation of the corporation or these By-laws, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the corporation’s own shares, subject to any restrictions provided by law, the Articles of Incorporation of the corporation or these By-laws.

Section 2.       OTHER RESTRICTIONS ON DIVIDENDS OF THE CORPORATION. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, determine is an adequate reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors believe is conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.         CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4.           FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board o Directors.

Section 5.            SEAL. The corporate seal shall be in such form as may be prescribed from time time by the Board of Directors. The seal may be used by such officers of the corporation as may be designated from time to time by the Board of Directors by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced upon instruments of any nature required to be executed by such officers.

Section 6.           BOOKS AND RECORDS. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 7.          SECURITIES OF OTHER CORPORATIONS. The president or any vice president or secretary or treasurer of the corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

Section 8.         AMENDMENTS. These By-laws may be altered, amended, or repealed or new by-laws may be adopted by the Board of Directors, subject to repeal or change by action of the shareholders, in accordance with any other applicable provisions of these By-laws or the Articles of Incorporation of this corporation, at any annual or special meeting of shareholders notice and conducted in accordance with the provisions of these By-laws.

Section 9.          INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall indemnify any director or officer or former director or officer of the corporation, or any person who serves or has served at the request of the corporation as a director or officer or former director or officer of another corporation in which the corporation ownes shares of capital stock or of which the corporation is a creditor, against expenses actually and necessarily incurred by such person in connection with the defense of any action, suit or proceeding, whether civil or criminal, in which such person is made a party by reason of being or having been such director or officer, except in relation to matters as to which such person is adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. The corporation shall also reimburse any such director or officer or former director or officer or any such person serving or formerly serving in the capacities as provided above at the request of the corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it is found by a majority of the directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interests of the corporation that such settlement be made, and that such director or officer or former director or officer or such person was not guilty of negligence or misconduct in performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which such director or officer or former director or officer or such person may be entitled, under any by-laws, agreement, insurance policy or vote of shareholders, or otherwise.

Section 10.      INSURANCE. The Board of Directors shall have, in its sole discretion, the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and insurred by him in any such capacity or arising out of his status.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

(1)           That I am the duly elected and acting Secretary of BUTTERWORTH JETTING SYSTEMS INC., a Texas corporation; and

(2)           That the foregoing By-Laws, comprising fourteen (14) pages, constitute the By-Laws of such corporation as duly adopted by the Board of Directors of the corporation at a meeting of the Board on March 28, 1986.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of such corporation this 28th day of   March  , 1986.

              /s/ Robert A. Simmons III

Secretary